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                                                                     Exhibit 5.1

                                                                    May 30, 2002

Alberto-Culver Company
2525 Armitage Avenue
Melrose Park, Illinois 60160

Ladies and Gentlemen:

                  Re:   Registration Statement on Form S-3
                        ----------------------------------

                  I have represented Alberto-Culver Company, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933 for the purpose of registering under that Act, 6,900,000 shares of Class B common stock, $.22 par value (the "Shares"). In this connection, I have examined originals or copies certified or otherwise identified to my satisfaction of such documents, corporate and other records, certificates and other papers as I deemed it necessary to examine for the purpose of this opinion.

                  Based on such examination, it is my opinion that the Shares covered by the Registration Statement will, when sold, constitute legally issued, fully paid and non-assessable shares of common stock of the Company.

                  I do not find it necessary for purposes of this opinion to cover, and accordingly I express no opinion as to, the application of securities or blue sky laws of the various states to the sale of the Shares as contemplated by this Registration Statement.

                  This opinion is limited to the Delaware General Corporation
Law.

                  I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the related rules and regulations of the Securities and Exchange Commission.

                                                   Very truly yours,

                                                   Alberto-Culver Company

                                                   /s/ Gary P. Schmidt, Esq.

                                                   Gary P. Schmidt, Esq.